Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Report:  March 4, 2008

RICK'S CABARET INTERNATIONAL, INC.
(Exact  Name  of  Registrant  As  Specified  in  Its  Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Issuer’s  Telephone  Number,  Including  Area  Code)

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 4, 2008, we entered into a Purchase Agreement pursuant to the terms of which our subsidiary, RCI Entertainment (Dallas), Inc. (the “Purchaser”), will acquire 100% of the issued and outstanding limited partnership interest (the “Partnership Interest”) of Hotel Development – Texas, Ltd, a Texas limited partnership (the “Partnership”) and 100% of the issued and outstanding membership interest (the “Membership Interest”) of HD-Texas Management, LLC, a Texas limited liability company, the general partner of the Partnership (the “General Partner”) from Jerry Golding, Kenneth Meyer, and Charles McClure (the “Sellers”).  The Partnership owns and operates an adult entertainment cabaret known as “The Executive Club” (the “Club”), located at 8550 North Stemmons Freeway, Dallas, Texas 75247 (the “Real Property”).  As part of the transaction, our wholly owned subsidiary RCI Holdings, Inc. (“RCI”) will also acquire 100% of the issued and outstanding membership interest of DPC Holdings, LLC, a Texas limited liability company (“DPC”) from Sellers.  DPC owns the Real Property where the Club is located.

At closing, we will pay a total purchase price of $3,802,050 for the Partnership Interest and Membership Interest (the “Club Purchase Price”), which will be payable by the issuance of 50,694 shares of restricted common stock $.01 par value of Rick’s to each of Messrs. Golding, Meyer and McClure, for an aggregate total of 152,082 shares (collectively, the “Rick’s Club Shares”) to be valued at $25.00 per share.  As consideration for the purchase of the Real Property, RCI will pay to DPC the total consideration of $5,697,950 (the “Real Property Purchase Price”), which shall be payable (i) $4,250,000 by cashier’s check, certified funds or wire transfer, and (ii) the issuance of 57,918 shares of restricted common stock $.01 par value of Rick’s (the “Rick’s Real Property Shares”) to be valued at $25.00 per share.  The Rick’s Club Shares and Rick’s Real Property Shares are collectively referred to herein as the “Shares.”  The Club Purchase Price and the Real Property Purchase Price are collectively referred to herein as the “Purchase Price.”

Pursuant to the terms of the Purchase Agreement, on or after one year after the closing date, the Sellers shall have the right, but not the obligation to have Rick’s purchase from Sellers an aggregate of 3,621 Shares (1,207 from each Seller) per month (the “Monthly Club Shares”), calculated at a price per share equal to $25.00 per share (“Value of the Rick’s Club Shares”) until each of the individual Sellers has received a total of $1,267,350 from the sale of the Rick’s Club Shares.  At our election during any given month, we may either buy the Monthly Club Shares or, if we elect not to buy the Monthly Club Shares from the Sellers, then the Sellers shall sell the Monthly Club Shares in the open market.  Any deficiency between the amount which the Sellers receive from the sale of the Monthly Club Shares and the Value of the Rick’s Club Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Club Shares during that particular month.  Our obligation to purchase the Monthly Club Shares from each Seller shall terminate and cease at such time as each Seller has received a total of $1,267,350 from the sale of his Rick’s Club Shares and any deficiency.

Additionally, on or after one year after the closing date, DPC shall have the right, but not the obligation to have Rick’s purchase from DPC 1,379 Shares per month (the “Monthly Real Estate Shares”), calculated at a price per share equal to $25.00 per share (“Value of the Rick’s Real Estate Shares”) until DPC has received a total of $1,447,950 from the sale of the Rick’s Real Estate Shares.  At our election during any given month, we may either buy the Monthly Real Estate Shares or, if we elect not to buy the Monthly Real Estate Shares from DPC, then DPC shall sell the Monthly Real Estate Shares in the open market.  Any deficiency between the amount which DPC receives from the sale of the Monthly Real Estate Shares and the Value of the Rick’s Real Estate Shares shall be paid by us within three (3) business days of the date of sale of the Monthly Real Estate Shares during that particular month.  Our obligation to purchase the Monthly Real Estate Shares from DPC shall terminate and cease at such time as DPC has received an aggregate total of $1,447,950 from the sale of the Rick’s Real Estate Shares and any deficiency.

Upon closing of the transaction, each of the Sellers will enter a five-year agreement not to compete with us in Dallas County or any adjacent county.  Finally, as part of the transaction, we will enter into Lock-up/Leak-out Agreements with the Sellers and DPC regarding the sale of the Shares.

The Agreement provides for the transaction to close the earlier of (i) April 30, 2008, or (ii) ten (10) days after the approval of the Rick’s application for a Sexually Oriented Business License by the City of Dallas and the transfer of all other permits utilized to operate the Club, contingent upon obtaining acceptable financing and other conditions to closing typical for transactions of this nature.

A copy of the Purchase Agreement is attached hereto as Exhibit 10.1.  A copy of the press release related to this transaction is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

           (c) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated March 4, 2008
99.1	Press release dated March 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

	By:	/s/ Eric Langan
Date: March 7, 2008		Eric Langan
President and Chief Executive Officer